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                                                                   EXHIBIT 10.17




                                  AMENDMENT TO
                            TECUMSEH PRODUCTS COMPANY
                          SUPPLEMENTAL RETIREMENT PLAN

         Tecumseh Products Company (the "Company") amends the Company's Supplemental Retirement Plan (the "Plan") as follows:


1.       Section 2.1 of the Plan is amended to read:

         2.1 "Adjusted Retirement Benefits" means the benefits in the form and amount that the Participant or his surviving spouse would have received under the Retirement Plan if --

         (i) the limitation on benefits imposed by Section 415 of the Code were disregarded;

         (ii) Base Compensation were computed without reduction due to the limits of Section 401(a)(17) of the Code; and

         (iii) such benefits were computed by applying whichever of the following two benefit formulas results in the largest monthly amount when applied to all of the Participant's Benefit Service under the Retirement Plan as of the time benefits become payable under this Plan (subject, however, to the 30 and 35 year limits on service, as described in the formulas; and provided that Formula 1 shall not apply to any Special Participant or to any person who first became a Participant in the Retirement Plan after January 1, 1993):

         Formula 1  The  difference, "A" minus "B", where -

                  "A" represents 1-1/2% of the Participant's Average Monthly Compensation multiplied by his years and fractional years of Benefit Service (provided that no Benefit Service in excess of 35 years shall be included), and

                  "B" represents 1-2/3% of the Participant's Primary Social Security Benefit multiplied by his years and fractional years of Benefit Service (provided that no Benefit Service in excess of 30 years shall be included). However, if "B" as computed pursuant to the preceding sentence exceeds 50% of "A", then "B" shall be reduced to 50% of "A".

         Formula 2 The amount "G", where "G" represents 1-1/4% of the Participant's Average Monthly Compensation multiplied by his years and fractional years of Benefit Service (provided that no Benefit Service in excess of 35 years shall be included).

         2001 Voluntary Early Retirement Program For Participants (including Special Participants) who retire after September 17 but prior to October 1, 2001 under the Company's Voluntary Early Retirement Program ("VERP"):

         "Average Monthly Compensation" as used under either Formula 1 or 2 (whichever applies) shall mean the Participant's Base Compensation during the most recent full calendar month of active work.

         "Benefit Service" as used in "A" under Formula 1 or in Formula 2 shall mean the sum of such Participant's Benefit Service at October 1, 2001 plus five additional years of Benefit Service (but in no event shall more than 35 years of Benefit Service be counted). Maximum "Benefit Service" as used in "B" under Formula 2 shall remain at 30 years.

                  Adjusted Retirement Benefits paid to VERP Participants (including Special Participants) shall not be subject to actuarial adjustment for commencement prior to Normal Retirement Age. Adjusted Retirement Benefits paid to a Special Participant (or his/her surviving spouse) shall terminate with the monthly payment that precedes the Special Participant's 55th birthday.

         Interim Early Retirement Benefit Additionally, the Plan shall provide an interim early retirement benefit to any Special Participant who (i) is a key executive officer of the Company who has agreed to retire under the VERP, (ii) is requested by the Board to remain in Company service during a transition period beginning October 1, 2001 and ending not later





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         than ________, 2002, and (iii) agrees to do so. The amount of this interim early retirement benefit payable to such Special Participant (or to his surviving spouse, if applicable) shall be the same as the Participant's Enhanced Early Retirement Benefit under the Retirement Plan (or the corresponding surviving spouse benefit, if applicable) and such benefit shall be payable monthly during the transition period. The interim early retirement benefit shall be in addition to any benefit payable to the Participant (or surviving spouse) under the provisions of this Plan pertaining to the 2001 Voluntary Early Retirement Program.


2.       Subsection 4.1(ii) of the Plan is amended to read:

         (ii) Additionally, this Plan shall cover, as "Special Participants," those Employees who are "highly compensated employees" as defined under
         Section 414(q) of the Code, who have not attained age 55 prior to October 1, 2001 and who retire after September 17 but prior to October 1, 2001 under the VERP. Also covered as Special Participants are those highly compensated key executives described in the preceding sentence who have agreed to retire prior to October 1, 2001 but subsequently continue to work for the Company after that date pursuant to the request of the Board, during a transition period, as described in
         Section 2.1 under "Interim Early Retirement Benefit."


3.       Except as amended above, the Plan continues in full force and effect.


WITNESS execution of this amendment on behalf of the Company.


                                              TECUMSEH PRODUCTS COMPANY



                                              By   /s/ TODD W. HERRICK
                                                 ---------------------------
                                                     Its President and
                                                     Chief Executive Officer


                                              Dated: September 26, 2001








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